Exhibit 99.1

Press Contact:	Peggy Ballman
(908) 310-7711 (M)

Investor Contacts:	Louise Mehrotra	Lisa Romanko
	(732) 524-6491	(732) 524-2034

For Immediate Release

Johnson & Johnson Consumer Inc. Announces Completion of the Divestiture of SPLENDA® Brand to Heartland Food Products Group

Skillman, NJ (September 25, 2015) - Johnson & Johnson Consumer Inc. today announced it has completed the divestiture of the SPLENDA® brand to Heartland Food Products Group. Global sales for the SPLENDA® brand were approximately $370 million in 2014. Financial terms of the transaction have not been disclosed.
About Johnson & Johnson Consumer Inc.
Johnson & Johnson Consumer Inc., based in Skillman, N.J., is the world’s sixth-largest consumer health and personal care products company.  Our consumer companies produce many of the world’s most trusted brands, among them JOHNSON’S® Baby, BAND-AID®, NEUTROGENA®, TYLENOL®, MOTRIN®, and LISTERINE®.  Each one of our consumer businesses embraces innovative science to create products that anticipate consumer needs and create experiences that help them live healthy, vibrant lives.
# # #